Exhibit 8.1

May 13, 2021

Office Properties Income Trust

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts 02458

Ladies and Gentlemen:

The following opinion is furnished to Office Properties Income Trust, a Maryland real estate investment trust (the “Company”), to be filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 8.1 to the Company’s Current Report on Form 8-K to be filed within one week of the date hereof (the “Form 8-K”) under the Securities Exchange Act of 1934, as amended.

We have acted as counsel for the Company in connection with its Registration Statement on Form S-3, File No. 333-232515, as amended by Post-Effective Amendment No. 1 thereto (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). We have reviewed originals or copies of the Registration Statement, such corporate records, such certificates and statements of officers of the Company and of public officials, and such other documents as we have considered relevant and necessary in order to furnish the opinion hereinafter set forth. In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents. Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s amended and restated declaration of trust, as amended, and its amended and restated bylaws, as amended; (ii) the prospectus supplement dated May 13, 2021 (the “Prospectus Supplement”) to the final prospectus dated September 17, 2020 (as supplemented by the Prospectus Supplement, the “Prospectus”), which forms a part of the Registration Statement, relating to, inter alia, the Company’s offering of 2.650% senior notes due 2026 (the “Offered Securities”); (iii) the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2020 (the “Form 10-K”); and (iv) the Company’s Quarterly Report on Form 10-Q for its quarterly period ended March 31, 2021 (the “Form 10-Q”, and together with the Form 10-K, the “Periodic Filings”). For purposes of the opinion set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted, or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted, and filed, as applicable, without material modification.

Office Properties Income Trust

May 13, 2021

The opinion set forth below is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”), and upon the Employee Retirement Income Security Act of 1974, as amended, the Department of Labor regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “ERISA Laws”). No assurance can be given that Tax Laws or ERISA Laws will not change. In the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the Form 10-K captioned “Material United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, as supplemented by the discussion in the section of the Prospectus Supplement captioned “Material United States Federal Income Tax Considerations”, certain assumptions have been made therein and certain conditions and qualifications have been expressed therein, all of which assumptions, conditions, and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinion is based, we have assumed the initial and continuing truth, accuracy, and completeness of: (i) the information set forth in the Periodic Filings, in the Prospectus, and in the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Periodic Filings and the Registration Statement; and (ii) representations made to us by officers of the Company or contained in the Periodic Filings, in the Prospectus, and in the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Periodic Filings and the Registration Statement, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”. We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions. If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Periodic Filings, in the Prospectus, or in the Registration Statement, or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinion as expressed below may be adversely affected and may not be relied upon.

Based upon and subject to the foregoing: (i) we are of the opinion that the discussions with respect to Tax Laws matters and ERISA Laws matters in the sections of Item 1 of the Form 10-K captioned “Material United States Federal Income Tax Considerations” and “ERISA Plans, Keogh Plans and Individual Retirement Accounts”, as supplemented by the discussion in the section of the Prospectus Supplement captioned “Material United States Federal Income Tax Considerations”, in all material respects are, subject to the limitations set forth therein, the material Tax Laws considerations and the material ERISA Laws considerations relevant to holders of the Offered Securities; and (ii) we hereby confirm that the opinions of counsel referred to in said sections represent our opinions on the subject matters thereof.

Our opinion above is limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.

Office Properties Income Trust

May 13, 2021

Further, we disclaim any undertaking to advise you of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in Tax Laws or ERISA Laws.

This opinion is rendered to you in connection with the offering of the Offered Securities under the Prospectus. Purchasers and holders of the Offered Securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Offered Securities, which may vary for investors in different tax situations. We hereby consent to the filing of a copy of this opinion as an exhibit to the Form 8-K, which is incorporated by reference in the Registration Statement, and to the references to our firm in the Prospectus and the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP